UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14027	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

(781) 457-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 26, 2026, Anika Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2025. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2026, the Company and Mr. Colleran entered into a Transitional Services and General Release of Claims Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Colleran will continue to be employed by the Company as its Executive Vice President, General Counsel and Corporate Secretary through May 1, 2026 (the “Anticipated Separation Date”), unless Mr. Colleran resigns or is terminated for Cause (as defined in the Transition Agreement) prior to that date. Until the Anticipated Separation Date, Mr. Colleran will continue to provide his existing services to the Company and such other services as the Chief Executive Officer or the Chief Executive Officer’s designee requests, and will receive his current salary and benefits as a regular employee, except Mr. Colleran will not accrue vacation during such period. The Transition Agreement also provides that, provided Mr. Colleran fully complies with the Transition Agreement, is not terminated for Cause or breach and does not resign, and signs and returns the certificate attached to the Transition Agreement within the 7 days following the Anticipated Separation Date, the Company shall pay Mr. Colleran the consideration provided in Sections 4(b) or 5(a) of his Executive Retention Agreement, dated as of December 12, 2024 (the “ERA”), as applicable in accordance with the payment terms described in the ERA. Mr. Colleran continues to be bound by the terms and conditions of the Confidentiality and Proprietary Rights Agreement. Mr. Colleran’s equity awards granted under the Company’s Omnibus Incentive Plan shall continue to vest during the Transition Period, subject to the applicable equity agreements and the Company’s equity plan. Additionally, in consideration of the separation pay and benefits provided under the ERA, Mr. Colleran has provided the Company, its affiliates and related parties with a general release of claims.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transitional Services and General Release of Claims Agreement dated as of February 26, 2026, between Anika Therapeutics, Inc. and David Colleran

10.2	Executive Retention Agreement, dated December 12, 2024, by and between Anika Therapeutics, Inc. and David Colleran (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K (File No. 001-14027) filed on March 17, 2025)

99.1	Press release dated February 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: February 26, 2026	By:	/s/ Stephen Griffin
Stephen Griffin
President and Chief Executive Officer